Exhibit 10.1

This Exhibit 10.1 includes certain identified information that has been redacted because it is both (i) not material and (ii) the type of information that the registrant customarily and actually treats as private and confidential. Where information has been redacted, it has been so indicated by a “[***]”.

SECOND AMENDMENT TO CONTRIBUTION FUNDING AND

PRODUCTION AGREEMENT

THIS SECOND AMENDMENT TO CONTRIBUTION FUNDING AND PRODUCTION AGREEMENT (“Second Amendment”) is made and entered into this 31st day of October, 2023, (“Execution Date”) by and between Come and See Foundation, Inc., a North Carolina nonprofit corporation (“CAS”), and The Chosen, Inc., a Delaware stock corporation (“TCI”). CAS and TCI hereby intend and agree that this Second Amendment shall be effective as of November 29, 2022, (“Effective Date”) and at all times thereafter, with the same force and effect as if this Second Amendment had been executed on that date.

WHEREAS, CAS and TCI’s predecessor in interest, The Chosen, LLC (“TCL”), entered into a Contribution Funding and Production Agreement dated as of November 29, 2022 (“Funding Agreement”), whereby CAS agreed to fund One Hundred Fifty Million Dollars ($150,000,000) (“Contribution Commitment”) to TCL;

WHEREAS, concurrently with the execution of the Funding Agreement, CAS and TCL also entered into (i) an Intellectual Property Assignment and Limited Assumption Agreement (“IPAA Agreement”), whereby TCL transferred and assigned to CAS the “Property” (as defined in the IPAA Agreement); and (ii) a License Agreement (“License Agreement”), whereby CAS licensed to TCL all rights to the Program, subject to CAS’s retention of the “ Non-Profit Rights” (as such term is defined in the License Agreement) (the “CAS Non-Profit Rights”) (the Funding Agreement, the IPAA Agreement, the License Agreement and the ancillary agreements identified in and delivered in connection therewith as amended, restated, supplemented, or otherwise modified from time to time, collectively the “TCI-CAS Agreements,” and the transactions contemplated thereby, the “Transactions”);

WHEREAS, CAS and TCI entered into a First Amendment to the Funding Agreement dated as of December 19, 2022 (“First Amendment”), in which CAS and TCI amended certain terms of the TCI-CAS Agreements;

WHEREAS, the Transactions were substantially consummated on the same day and should be combined and viewed in conjunction with one another to form a singular arrangement, which included:

(i)	a loan to TCI (“Loan”) for an aggregate principal amount of $145.5 million wherein TCI was required to pay the CAS Gross Royalty, as defined in the License Agreement, equal to 5% of certain proceeds received from the TCI's exploitation of the commercial rights to the Program quarterly as principal repayments of the Loan, which would continue to be paid to CAS after the aggregate principal balance was repaid;

(ii)	the reservation to CAS of the CAS Non-Profit Rights (effectuated in two steps by a transfer of substantially all of the Property to CAS and then an immediate license back to TCI certain of the Property rights except for the CAS Non-Profit Rights) for consideration of $4.5 million as a fixed Purchase Price payment for the CAS Non-Profit Rights; and

(iii)	an arrangement whereby CAS would make additional funding available for TCI’s use in the development, production, and distribution of the Program, subject to restrictions on the use of such funding.

WHEREAS, TCI and CAS desire to enter into this Second Amendment in order to further the intentions of the parties and to particularize and memorialize certain procedures and agreements which have been adopted and implemented in their course of dealings since the date of the Transactions, and otherwise to further evidence those actions reasonably required to carry out, effectuate and facilitate the performance of the TCI-CAS Agreements;

WHEREAS, CAS and TCI desire to amend, clarify, revise or reform the TCI-CAS Agreements and the Transactions in order to:

(1)	Restate the Purchase Price and payment terms for the CAS Non-Profit Rights to reflect an arm’s length fair market valuation as of the date of the original TCI-CAS Agreements;

(2)	Confirm that the Loan more clearly reflects arm’s length industry standard commercial loan terms;

(3)	Provide for an adjustment process for tax compliance matters; and

(4)	Confirm additional production distribution and financing matters.

WHEREAS, unless otherwise defined in this Second Amendment, all capitalized terms used herein shall have the meanings ascribed to them in the Funding Agreement or other applicable TCI-CAS Agreement.

AGREEMENT

NOW THEREFORE, CAS and TCI agree as follows:

1.                  Provisional Purchase Price. The Provisional Purchase Price for the CAS Non-Profit Rights shall be as set forth on Schedule 1 attached hereto as may be adjusted from time to time by mutual written agreement of the Parties pursuant to good faith arm’s length negotiations. The Parties may, upon mutual consent, upwardly adjust the Provisional Purchase Price based on one or more credible third party valuation opinions reasonably acceptable to CAS (“Final Purchase Price”).

2.                  Loan. The Loan and the Transactions shall be subject to the following terms:

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2.1              Principal Amount. The principal amount of the loan is $145.5 million.

2.2              Maturity Date. The aggregate unpaid principal amount of the Loan and all accrued and unpaid interest shall be due and payable on the earlier of (a) 90 days following a written demand made by CAS any time after November 22, 2029, or (b) the occurrence of a Liquidity Event (the “Maturity Date”).

2.3              Prepayments. TCI may prepay the Loan in whole or in part without premium or penalty.

2.4              Interest Rate. The principal amount of the Loan outstanding from time to time shall bear interest at a rate per annum (“Interest Rate”) determined and reset on a going forward basis quarterly, equal to the median secured overnight financing rate (“SOFR”) published by the Federal Reserve, plus two percent (2%), determined on the first day of each applicable calendar quarter or such lower rate as the parties may agree to in good faith based on industry-comparable transactions.

2.5              Interest Payments. Interest shall due and payable quarterly in arrears, on the 3rd day of the first month of each calendar quarter (or, if such day is not a business day, the next day that is a business day).

2.6              Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace period), whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at the Interest Rate plus one percent (1%).

2.7              Obligations. The term “Obligations”, as defined in the Funding Agreement, specifically includes the aggregate outstanding principal amount of the Loan and all accrued and unpaid interest owing thereon.

2.8              Liquidity Event Adjusted Amounts Payment; Other Maturity Events. The term “Liquidity Event Adjusted Amounts Payment”, as defined in the Funding Agreement, is hereby deleted in its entirety and shall be amended herein to mean the aggregate outstanding principal amount of the Loan and all accrued and unpaid interest owing thereon. The term “Liquidity Event”, as defined in the Funding Agreement, specifically, Section 1.36(d) thereof, is hereby amended such that only (i) senior indebtedness that is senior to the Loan or (ii) equity interests which require mandatory repayment or distributions while the Loan is outstanding, in each case (or in an aggregate amount) of $98.5 million or more, shall constitute a Liquidity Event and that TCI otherwise issuing equity interests or raising additional or other financing of a type not described in clauses (i) and (ii) shall not constitute a Liquidity Event. The Liquidity Event Adjusted Amounts Payment (as defined herein) shall become due and payable if there is a Liquidity Event (as amended herein).

2.9              Computation of Interest. All computations of interest shall be made on the basis of a year of 360 days, and the actual number of days elapsed. For any portion of the Loan that is repaid, interest shall not accrue on the date on which such payment is made.

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2.10          Events of Recipient Default. It shall be an “Event of Recipient Default”, as defined in the Funding Agreement, if (i) TCI fails to pay any principal or interest of the Loan when due and (ii) such amount remains unpaid as of the close of business on the 10th business day after the date that written notice from CAS is received by TCI.

2.11          Use of Proceeds. The Loan proceeds may be used only to pay the direct and reasonable expenses of developing, producing, distributing and marketing and overhead directly associated with the Programs.

2.12          CAS Gross Royalty. The CAS Gross Royalty Amount set forth in the License Agreement shall discontinue effective the Execution Date.

2.13          CAS Donations. Sections 5(a) and (b) of the License Agreement are vacated, such provisions replaced ab initio with the provisions herein. CAS shall retain 100% of donations through the NP Chosen App or otherwise and no amounts under Section 5 shall be remitted to TCI.

3.                  Tax Matters

3.1              CAS and TCI shall continue their further review in good faith of the terms and implementation details of the TCI-CAS Agreements and Transactions, as amended, with the objectives of ensuring that such terms and structure (A) avoid excise taxes on excess benefit transactions under Section 4958 of the Code and the regulations thereunder, (B) avoid providing an impermissible “private benefit” or “private inurement” to TCI by CAS as an organization exempt from federal income tax under Section 501(c)(3) of the Code, and (C) to the extent reasonably possible, comply, with an arm’s-length standard principles under Section 482 of the Code and the regulations thereunder (collectively, the “Tax Objectives”).

3.2              If mutually agreed, CAS and TCI or their representatives shall, individually, and if appropriate jointly, engage, or continue their engagements with, qualified independent third-party experts to assist in the review described above. CAS and TCI shall cooperate in good faith in providing all necessary information and documentation to facilitate such review and work in good faith to agree to any modifications to the TCI-CAS Agreements to achieve the Tax Objectives. The parties may in their mutual good faith discretion agree to further adjustments, refinements and changes to the Purchase Price and Loan terms based upon third party fair market value appraisals received after the Effective Date. The Parties shall also discuss and take into account further deficit financing for the Series as well as adjustments and allocations to be made taking into account program services to be rendered by TCI in connection with the Series as part of the Tax Objectives.

4.                  Production Distribution and Financing Matters. CAS and TCI agree to work to clarify and agree on their obligations owing to each other, with respect to production, distribution and financing matters as set forth in, and in accordance with the procedures set forth in Schedule 2 attached hereto (the “Production Matters”).

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5.                  Miscellaneous.

5.1              No Other Changes. Section 13 of the Funding Agreement shall apply to this Second Amendment. In the event of a conflict between the provisions of this Second Amendment and the other terms of TCI-CAS Agreements, the provisions of this Second Amendment shall control. Except as modified by this Second Amendment, including the adjustments described herein, the TCI-CAS Agreements remain in full force and effect.

5.2              Preambles. The Preambles are intended to be descriptive summaries only and do not amend the terms of the operative agreements.

(Signatures on following page.)

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IN WITNESS WHEREOF, the parties have executed this Second Amendment on the Execution Date to be effective as of the Effective Date.

COME AND SEE FOUNDATION, INC.		THE CHOSEN, INC.

By:	/s/ Stan Jantz	By:	/s/ Brad D. Pelo
Name:	Stan Jantz	Name:	Brad D. Pelo
Title:	CEO	Title:	President

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Schedule I

$[***] paid according to the following schedule (receipt of which is hereby acknowledged):

Date	Payment Amount
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
Total	$[***]

[note: final verification of above amounts still pending]

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Schedule 2

1.1              [***]

1.2              [***]

1.3              [***]

1.4              [***]

1.5              [***]

1.6              [***]

1.7              [***]

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Annex A

[***]

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